PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (this "Agreement") is made as of 05 September, 2008 by and between Gamcom Ltd., an Israeli corporation (the "Licensor"), and PowerRaise Inc., a Nevada corporation (the "Licensee").

RECITALS

WHEREAS, Licensor is the sole and exclusive owner of certain proprietary technologies, know-how and related intellectual property related to a line of products known as the "CALLECT" products, as more fully described herein (the "Intellectual Property");

WHEREAS, in addition to the license grant granted by the Licensor to the Licensee pursuant to the terms of the License Agreement dated the date hereof between the parties (capitalized terms used herein not otherwise defined shall have the meanings defined in the License Agreement), Licensor wishes to grant Licensee an option to purchase the Intellectual Property and all rights with respect to the Intellectual Property, on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the parties' promises, the recitals of which constitute consideration for and are incorporated in this Agreement, and other consideration, the sufficiency of which is acknowledged, the parties agree as follows:

1. Purchase Option. Licensor hereby grants Licensee an option to purchase the Intellectual Property and all of the Intellectual Property Rights. Said option shall be exercisable at any time by the Licensee delivering notice thereof to the Licensor along with payment of the option purchase price described below. If the License Agreement is terminated for any reason, the purchase option granted hereunder shall remain in effect for a period of 2 years following such termination. It is hereby clarified that since the Licensor created pledges over the Intellectual Property Rights in favour of certain private creditors and in favour of Bank Hapoalim , then the exercise of the option is subject to the removal of such pledges over the Intellectual Property Rights.

2. Purchase Price. If Licensee, in its sole and absolute discretion, elects to purchase the Intellectual Property and the Intellectual Property Rights, it must deliver to the Licensor the sum of one U.S. dollars ($1).

3. Further Assurances. From time to time, following the date hereof, each party shall make all efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, seven (7) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended party at the address set forth next to such party's signature to this Agreement, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties. Any party may change the

address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

5. Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

6 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, other than all the representations and warranties made by the Licensor and Licensee in the License Agreement, all of which are incorporated herein by reference.

7. Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent.

8. Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to their satisfaction by counsel of their own choosing.

IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the date first above written.

GAMCOM LTD.

By: Reuven Gamber
Name:
Title:

GAMCOM LTD. Communication Services VAT No. 51-214411-4

POWERRAISE INC.

By: Arik Hertz
Name:
Title:

Sept. 19 - 2008